Exhibit 99.1

Universal Logistics Holdings Reports Second Quarter 2024 Financial Results; Declares Dividend

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Second Quarter 2024 Operating Revenues: $462.2 million, 12.0% increase
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Second Quarter 2024 Operating Income: $47.1 million, 29.4% increase
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Second Quarter 2024 Earnings Per Share: $1.17 per share, 30.0% increase
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Declares Quarterly Dividend: $0.105 per share

Warren, MI – July 25, 2024 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated second quarter 2024 net income of $30.7 million, or $1.17 per basic and diluted share, on total operating revenues of $462.2 million. This compares to net income of $23.6 million, or $0.90 per basic and diluted share, during the second quarter 2023 on total operating revenues of $412.6 million.

In the second quarter 2024, Universal’s operating income increased $10.7 million to $47.1 million, compared to $36.4 million in the second quarter one year earlier. During the second quarter 2024, Universal revised the estimated useful life and salvage value of certain equipment, and these adjustments resulted in additional depreciation expense of $11.3 million during the period. As a percentage of operating revenue, operating margin for the second quarter 2024 was 10.2%, compared to 8.8% during the same period last year. EBITDA, a non-GAAP measure, increased $29.0 million during the second quarter 2024 to $84.8 million, compared to $55.8 million one year earlier. As a percentage of operating revenue, EBITDA margin for the second quarter 2024 was 18.4%, compared to 13.5% during the same period last year.

“Once again Universal delivered exceptional results in an otherwise turbulent transportation and logistics environment,” stated Universal’s CEO Tim Phillips. “Our diverse service offering across the entire supply chain continues to differentiate our business and deliver stand-out results in the space. Contract logistics led the way delivering double-digit operating margins for the past ten consecutive quarters, and this segment continues to have a robust pipeline of new opportunities. We also experienced favorable results in the trucking segment, bolstered by our specialized, heavy-haul solution, delivering sequential growth on both the top and bottom lines. Despite our successes, we have not lost sight of certain underperforming operations. We expect all our businesses to generate positive returns, and remain focused on gaining efficiencies and controlling costs to achieve those results. We are going to keep our foot on the gas, and continue delivering exceptional service to our customers, while making sound business decisions to ensure we are well positioned for future success.”

Segment Information:

Contract Logistics

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Second Quarter 2024 Operating Revenues: $263.6 million, 26.2% increase
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Second Quarter 2024 Operating Income: $52.9 million, 20.1% operating margin

In the contract logistics segment, which includes our value-added and dedicated services, second quarter 2024 operating revenues increased 26.2% to $263.6 million, compared to $208.8 million for the same period last year. Second quarter 2024 revenues included $44.6 million attributable to our recently awarded specialty development project. At the end of both the second quarters 2024 and 2023, we managed 68 value-added programs. Included in contract logistics segment revenues were also $8.0 million in separately identified fuel surcharges from dedicated transportation services, compared to $8.6 million during the same period last year. Second quarter 2024 income from operations increased $20.1 million to $52.9 million, compared to $32.8 million during the same period last year. As a percentage of revenue, operating margin in the contract logistics segment for the second quarter 2024 was 20.1%, compared to 15.7% during the same period last year.

Intermodal

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Second Quarter 2024 Operating Revenues: $78.1 million, 14.8% decrease
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Second Quarter 2024 Operating (Loss): $(8.3) million, (10.6)% operating margin

Operating revenues in the intermodal segment decreased 14.8% to $78.1 million in the second quarter 2024, compared to $91.6 million for the same period last year. Included in intermodal segment revenues for the recently completed quarter were $10.9 million in separately identified fuel surcharges, compared to $13.6 million during the same period last year. Intermodal segment revenues also include other accessorial charges such as detention, demurrage and storage, which totaled $8.1 million during the second quarter 2024, compared to $13.4 million one year earlier. Load volumes declined 4.1%, while the average operating revenue per load, excluding fuel surcharges, fell 5.9% on a year-over-year basis. In the second quarter 2024, the intermodal segment experienced an operating loss of $(8.3) million compared to an operating loss of $(0.2) million during the same period last year. As a percentage of revenue, operating margin in the intermodal segment for the second quarter 2024 was (10.6)%, compared to (0.3)% one year earlier.

Trucking

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Second Quarter 2024 Operating Revenues: $91.4 million, 12.6% increase
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Second Quarter 2024 Operating Income: $4.4 million, 4.8% operating margin

In the trucking segment, second quarter 2024 operating revenues increased 12.6% to $91.4 million, compared to $81.2 million for the same period last year. Second quarter 2024 trucking segment revenues included $25.5 million of brokerage services, compared to $30.7 million during the same period last year. Also included in our trucking segment revenues were $5.7 million in separately identified fuel surcharges during the second quarter 2024, compared to $6.4 million in fuel surcharges during the same period last year. On a year-over-year basis, load volumes declined 11.1%; however, the average operating revenue per load, excluding fuel surcharges, increased 28.5%, supported by our specialty, heavy-haul wind business. Income from operations remained consistent at $4.4 million for both the second quarters of 2024 and 2023. As a percentage of revenue, operating margin in the trucking segment for the second quarter 2024 was 4.8% compared to 5.4% during the same period last year.

Company-managed Brokerage

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Second Quarter 2024 Operating Revenues: $28.1 million, 4.9% decrease
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Second Quarter 2024 Operating (Loss): $(2.2) million, (7.9)% operating margin

Second quarter 2024 operating revenues in the company-managed brokerage segment decreased 4.9% to $28.1 million compared to $29.6 million for the same period last year. Load volumes improved 20.1%; however, our average operating revenue per load, excluding fuel surcharges, decreased 21.9% on a year-over-year basis. In the second quarter 2024, the company-managed brokerage segment experienced an operating loss of $(2.2) million compared to an operating loss of $(0.8) million one year earlier. As a percentage of revenue, operating margin for the second quarter 2024 was (7.9)% compared to (2.7)% during the same period last year.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors has declared a cash dividend of $0.105 per share of common stock. The dividend is payable to shareholders of record at the close of business on September 2, 2024 and is expected to be paid on October 1, 2024.

Other Matters

As of June 29, 2024, Universal held cash and cash equivalents totaling $7.5 million, and $11.6 million in marketable securities. Outstanding debt at the end of the second quarter 2024 was $487.8 million and capital expenditures totaled $77.1 million.

Universal calculates and reports selected financial metrics not only for purposes of our lending arrangements but also in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Conference call:

We invite investors and analysts to our quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 a.m. Eastern Time
Date:	Friday, July 26, 2024
Call Toll Free:	(800) 836-8184
International Dial-in:	+1 (646) 357-8785

A replay of the conference call will be available through August 2, 2024, by calling (888) 660-6345 (toll free) or +1 (646) 517-4150 (toll) and using replay entry code 07642. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company whose subsidiaries provide a variety of customized transportation and logistics solutions throughout the United States and in Mexico, Canada and Colombia. Our operating subsidiaries provide our customers with supply chain solutions that can be scaled to meet their changing demands. We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, intermodal, dedicated and value-added services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Operating revenues:
Truckload services	$66,876	$51,860	$108,906	$98,261
Brokerage services	53,661	60,325	113,274	128,998
Intermodal services	78,069	91,585	154,784	202,611
Dedicated services	90,715	86,069	179,031	171,301
Value-added services	172,843	122,733	398,075	248,797
Total operating revenues	462,164	412,572	954,070	849,968

Operating expenses:
Purchased transportation and equipment rent	137,295	139,879	261,928	295,964
Direct personnel and related benefits	135,495	138,046	276,300	277,138
Operating supplies and expenses	63,558	41,101	156,382	87,290
Commission expense	8,890	7,643	15,500	15,815
Occupancy expense	10,442	11,041	21,010	22,193
General and administrative	14,699	13,418	28,205	25,334
Insurance and claims	7,873	5,889	15,041	13,968
Depreciation and amortization	36,809	19,160	57,510	37,675
Total operating expenses	415,061	376,177	831,876	775,377
Income from operations	47,103	36,395	122,194	74,591
Interest expense, net	(6,883)	(5,121)	(12,962)	(10,096)
Other non-operating income	898	284	2,003	299
Income before income taxes	41,118	31,558	111,235	64,794
Provision for income taxes	10,384	7,992	28,044	16,352
Net income	$30,734	$23,566	$83,191	$48,442

Earnings per common share:
Basic	$1.17	$0.90	$3.16	$1.84
Diluted	$1.17	$0.90	$3.16	$1.84

Weighted average number of common shares outstanding:
Basic	26,317	26,287	26,312	26,284
Diluted	26,352	26,308	26,341	26,312

Dividends declared per common share:	$0.105	$0.105	$0.210	$0.210

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 29, 2024	December 31, 2023
Assets
Cash and cash equivalents	$7,486	$12,511
Marketable securities	11,566	10,772
Accounts receivable - net	288,125	287,947
Other current assets	75,632	54,243
Total current assets	382,809	365,473
Property and equipment - net	658,022	561,088
Other long-term assets - net	431,225	326,962
Total assets	$1,472,056	$1,253,523

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$223,786	$189,727
Debt - net	483,801	381,924
Other long-term liabilities	155,574	149,674
Total liabilities	863,161	721,325
Total shareholders' equity	608,895	532,198
Total liabilities and shareholders' equity	$1,472,056	$1,253,523

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Contract Logistics Segment:
Average number of value-added direct employees	5,230	5,569	5,355	5,532
Average number of value-added full-time equivalents	168	482	138	647
Number of active value-added programs	68	68	68	68

Intermodal Segment:
Number of loads	108,326	112,925	213,363	235,224
Average operating revenue per load, excluding fuel surcharges	$555	$590	$560	$578
Average number of tractors	1,656	2,159	1,646	2,141
Number of depots	8	9	8	9

Trucking Segment:
Number of loads	40,620	45,717	82,311	90,572
Average operating revenue per load, excluding fuel surcharges	$2,115	$1,646	$1,808	$1,627
Average number of tractors	815	905	808	900
Average length of haul	390	382	396	390

Company-Managed Brokerage Segment:
Number of loads (a)	21,396	17,814	42,952	37,770
Average operating revenue per load (a)	$1,249	$1,599	$1,315	$1,650
Average length of haul (a)	527	644	549	631

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Operating Revenues by Segment:
Contract logistics	$263,558	$208,802	$577,106	$420,098
Intermodal	78,069	91,585	154,784	202,611
Trucking	91,440	81,243	161,095	160,958
Company-managed brokerage	28,142	29,595	59,142	63,551
Other	955	1,347	1,943	2,750
Total	$462,164	$412,572	$954,070	$849,968

Income from Operations by Segment:
Contract logistics	$52,901	$32,789	$134,367	$60,570
Intermodal	(8,301)	(246)	(16,347)	6,565
Trucking	4,384	4,423	8,053	8,212
Company-managed brokerage	(2,237)	(786)	(4,725)	(1,160)
Other	356	215	846	404
Total	$47,103	$36,395	$122,194	$74,591

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA and EBITDA margin, each a non-GAAP measure, as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) income taxes, (iii) depreciation, and (iv) amortization. We define EBITDA margin as EBITDA as a percentage of total operating revenues. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
	( in thousands)		( in thousands)
EBITDA
Net income	$30,734	$23,566	$83,191	$48,442
Income tax expense	10,384	7,992	28,044	16,352
Interest expense, net	6,883	5,121	12,962	10,096
Depreciation	32,052	15,982	47,954	31,313
Amortization	4,757	3,178	9,556	6,362
EBITDA	$84,810	$55,839	$181,707	$112,565

EBITDA margin (a)	18.4%	13.5%	19.0%	13.2%

(a) EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA and EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

• EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally on EBITDA and EBITDA margin.